                     The Penn Mutual Life Insurance Company
                                  Founded 1847




Insured         William Penn                           $50,000  Specified Amount



Policy Number   0 000 000                           October 1, 2000  Policy Date


The Penn Mutual Life Insurance Company agrees, subject to the provisions of this policy, to pay the Death Benefit to the Beneficiary upon receipt of due proof of the death of the Insured while this policy is in force. Penn Mutual also agrees to provide all of the other benefits stated in this policy. This contract is made in consideration of the payment of premiums as provided in this policy. The provisions on this and the following pages are part of this policy.

Executed on the Date of Issue by The Penn Mutual Life Insurance Company.

/s/ Laura M. Ritzko                       /s/ Robert E. Chappell
------------------------                  -------------------------
Secretary                                 Chairman and
                                          Chief Executive Officer

THE DEATH BENEFIT AND DURATION OF COVERAGE MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT WILL NEVER BE LESS THAN THE SPECIFIED AMOUNT SHOWN ON PAGE 3. THE POLICY'S ACCUMULATION VALUE IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT. THE POLICY VALUE IS NOT GUARANTEED.

Free Look Period - This policy may be cancelled by returning it within 10 days after it is received by the owner. It must be returned to Penn Mutual or to the agent through whom it was purchased. This policy will then be considered void as of its inception. The Policy Value, premium charge and the monthly deductions will be refunded.

READ YOUR POLICY CAREFULLY. This policy is a legal contract between the Owner and Penn Mutual.

                        Flexible Premium Adjustable
                        Variable Life Insurance Policy

                        o Death Benefit payable at death prior to Maturity Date
                        o Adjustable Death Benefit
                        o Maturity Benefit payable on Maturity Date
                        o Variable Policy Value
                        o Flexible premiums payable until Maturity Date
                        o Participating
                        o Supplemental benefits, if any, listed on Page 3



The Penn Mutual Life Insurance Company, Philadelphia, Pennsylvania 19172
VU-01(U)

Guide to Policy Sections

--------------------------------------------------------------------------------

 1.  Policy Specifications
 2.  Endorsements
 3.  Life Insurance Qualification Test
 4.  Premiums
 5.  Lapse and Reinstatement
 6.  The Separate Account
 7.  The Fixed Account
 8.  Policy Value
 9.  Death and Maturity Benefits
10.  Policy Loans
11.  Surrender of Policy
12.  Policy Changes
13.  Transfer to Fixed Account
14.  Owner and Beneficiary
15.  General Provisions
16.  Income Payment Options
17.  Income Payment Option Table

Supplemental Agreements and a copy of any applications follow the Additional Policy Specifications Section.

Alphabetical Index
                                                                Section
Age..............................................................  1,15
Allocation of Net Premiums.......................................     4
Annual Report....................................................    15
Assignment.......................................................    14
Beneficiary......................................................  1,14
Cash Surrender Value.............................................    11
Cash Value Accumulation Test ....................................     3
Continuation of Insurance........................................     4
Contract.........................................................    15
Cost of Insurance................................................     8
Cost of Insurance Rates..........................................     8
Date of Issue....................................................     1
Death Benefit....................................................     9
Deferment of Transactions........................................    15
Dividends........................................................    15
Free Look Period................................................. Cover
Grace Period.....................................................     4
Guideline Premium Test...........................................     3
Income Payment Options...........................................    16
Income Payment Option Tables.....................................    17
Incontestability.................................................    15
Indebtedness.....................................................    10
Lapse............................................................     5
Loan Interest....................................................    10
Loan Value.......................................................    10
Maturity Date....................................................     1
Maturity Benefit.................................................     9

                                                                Section
Monthly Anniversary..............................................    15
Monthly Deduction................................................     8
Mortality and Expense Risk Charge................................     8
Net Cash Surrender Value.........................................    11
No-Lapse Date....................................................   1,4
No-Lapse Premium................................................    1,4
Owner............................................................    14
Partial Surrender................................................    11
Policy Date......................................................  1,15
Policy Loan Account..............................................    10
Policy Loans.....................................................    10
Policy Value.....................................................     8
Premium Charge...................................................     4
Premiums.........................................................   1,4
Rate Class.......................................................     1
Reinstatement....................................................     5
Schedule of Benefits.............................................     1
Schedule of Premiums.............................................     1
Separate Account.................................................   1,6
Service Office...................................................     1
Specified Amount.................................................     1
Subaccounts......................................................     6
Suicide Exclusion................................................     9
Surrender........................................................    11
Surrender Charge.................................................    11

1.  Policy Specifications

INSURED                    WILLIAM PENN                     $50,000                     SPECIFIED AMOUNT
                                                      (INCLUDES POLICY VALUE)

POLICY NUMBER              0 000 000                     OCTOBER 1, 2000                POLICY DATE

AGE                        35                         STANDARD NONSMOKER                RATE CLASS

LIFE INSURANCE QUALIFICATION TEST IS GUIDELINE PREMIUM TEST

MATURITY DATE IS OCTOBER 1, 2065
DATE OF ISSUE IS THE POLICY DATE

OWNER AND BENEFICIARY AS PROVIDED IN APPLICATION

SEPARATE ACCOUNT IS PENN MUTUAL VARIABLE LIFE ACCOUNT I
ELIGIBLE INVESTMENT FUNDS: FUNDS AS SPECIFIED IN THE ADDITIONAL POLICY SPECIFICATIONS

INITIAL ALLOCATION :PENN SERIES MONEY MARKET FUND - 100%
ALLOCATION DATE IS NOVEMBER 1, 2000

Schedule of Benefits

Description                                                               Amount
SUPPLEMENTAL TERM INSURANCE AGREEMENT                   $50,000 SPECIFIED AMOUNT


Schedule of Premiums


THE INITIAL PREMIUM OF $1,332.36 WAS PAID ON THE POLICY DATE FOR 12 MONTHS. SUBSEQUENT PREMIUMS ARE PAYABLE ANNUALLY AS FOLLOWS:

BEGINNING AS OF                                      PREMIUM
      OCTOBER 1,2001                                 $1,332.36

NO LAPSE PREMIUM IS $604.68
NO LAPSE DATE IS OCTOBER 1, 2003

NOTE: INSURANCE WILL TERMINATE IF THE PREMIUMS PAID AND THE INTEREST CREDITED ARE INSUFFICIENT TO COVER THE MONTHLY DEDUCTIONS, EXCEPT AS PROVIDED IN SECTION 4.


SECTION 7702A OF THE INTERNAL REVENUE CODE OF 1986 ESTABLISHES A CLASS OF LIFE INSURANCE CONTRACTS DESIGNATED AS "MODIFIED ENDOWMENT CONTRACTS." THE RULES RELATING TO WHETHER A POLICY WILL BE TREATED AS A MODIFIED ENDOWMENT CONTRACT ARE EXTREMELY COMPLEX. PLEASE CONSULT WITH A QUALIFIED TAX ADVISOR REGARDING YOUR OWN PERSONAL SITUATION.

1. Policy Specifications

Schedule of Surrender Charges

Maximum Surrender Charge Premium             $ 422.00


Table of Surrender Charge Factors
      Policy Year          Surrender Factor
         1-7                        1.00
          8                          .80
          9                          .60
         10                          .40
         11                          .20
    12 AND LATER                       0


             Surrender Charge Table
        (per $1,000 of Specified Amount)
      Age                         Surrender Charge

     0 - 9                             1.00
    10 - 19                            2.00
    20 - 29                            3.00
    30 - 39                            4.00
    40 - 49                            5.00
    50 - 59                            6.00
    60 - 85                            7.00

Schedule of Policy Loads and Expense Charges

Maximum percent of premium load                                                            7.5%
  (applied to each premium applied to the policy)

Maximum per policy monthly expense charge                                                 $9.00

Maximum Mortality and Expense Risk Face Amount charge per $1,000 of Specified Amount       $.12
  (for the first 120 months following the policy date)

Maximum Mortality and Expense Risk Face Amount charge per $1,000 of Specified              $.17
  Amount for Supplemental Term Insurance Agreement (for the first 120 months following the policy date)

Maximum Mortality and Expense Risk Face Amount charge per $1,000 of Specified Amount     As shown on Page 19A
  (for the first 120 months following an increase in Specified Amount)

Maximum Mortality and Expense Risk Face Amount charge per $1,000 of Specified            As shown on Page 19B
  Amount for Supplemental Term Insurance Agreement
  (for the first 120 months following an increase in Specified Amount)

Maximum Mortality and Expense Asset Risk Charge for Account Value -
  up to and including $50,000                                                             0.60%
  in excess of $50,000                                                                    0.30%

Schedule of Interest Rates
Fixed Account Guaranteed Interest Rate                                                   3% Effective Annual Rate

Death Benefit Discount Factor                                                            1.0024663

Loan Interest Rate                                                                       4% Effective Annual Rate

Policy Loan Account Rates                                                                3%  Policy Years 1 -10
                                                                                         3.75%   Policy Years 11 and after


                                                                 Page 3 (cont'd)

2.  Endorsements

To be made only by the Company







                           This page is intentionally

                                   left blank.

3. Qualification as Life Insurance

Your policy must qualify as life insurance under one of the following tests as defined in Section 7702 of the Internal Revenue Code of 1986. The life insurance qualification test for this policy will be the Guideline Premium Test unless otherwise elected in the application. The Life Insurance Qualification Test for this Policy is shown on Page 3. The test may not be changed at anytime after the policy is issued.

Guideline Premium Test - Under this test, the amount of premium that can be paid in a policy year may not exceed the Maximum Premium Limit. The Maximum Premium Limit for a policy year is the largest amount of premium which can be paid in that policy year such that the sum of the premiums paid under the policy will not at any time exceed the guideline premium limitation referred to in Section 7702 of the Internal Revenue Code of 1986, as amended, or as set forth in any applicable successor thereto. The Maximum Premium Limit for the following policy year will be shown on the Annual Report sent to the Owner.

In addition, a minimum margin must exist between the Death Benefit and the Policy Value. The margin is defined in Section 7702 and is based on the attained age of the Insured. The Basic Death Benefit of the policy will be adjusted accordingly with factors shown in the Table of Death Benefit Factors to satisfy the requirements of this portion of the test. See the Death Benefit Section for further details.

Cash Value Accumulation Test - Under this test, the Policy Value cannot at any time exceed the net single premium required to fund the future benefits under the policy. The net single premium is defined in Section 7702 of the Internal Revenue Code. The Basic Death Benefit of the policy will be adjusted accordingly with factors shown in the Table of Death Benefit Factors to satisfy the requirements of this test. See the Death Benefit Section for further details.

The Company reserves the right to restrict Policy transactions as necessary in order to qualify the policy as a life insurance contract under Section 7702. If it is subsequently determined that a policy does not satisfy Section 7702, the Company may take whatever steps are appropriate and necessary to attempt to cause such a policy to comply with Section 7702.

4. Premiums

Payment of Premiums--Premiums are payable while this policy is in force until the Maturity Date. The first premium is due on the Policy Date. Premiums after the first may be paid in any amount and at any interval subject to the following conditions:

(a)  No premium payment may be less than $25.
(b) The Company reserves the right to limit total premiums paid in any policy year to the planned payments for that policy year as shown on Page 3. The schedule of premiums shown on Page 3 is based on the premium amount and the interval of payment specified in the application.
(c) We reserve the right to require submission of evidence of insurability satisfactory to the Company on subsequent premiums that would cause an immediate increase in the difference between the Death Benefit and the Policy Value.
(d) If the Guideline Premium Test is in effect, total premiums paid in any policy year may not exceed the Maximum Premium Limit for that policy year.

Each premium after the first is payable at the Company's Home Office. A receipt signed by the President or the Secretary will be given on request.

Premium Charge--Each premium payment will be reduced by a percent of premium charge. The percent of premium charge will be set by the Company as described in the Determination of Nonguaranteed Factors provision in the Policy Value Section. In no event will the percent of premium charge assessed on each premium paid be greater than that shown on Page 3.

Net Premium--Net premium is the amount of any premium payment reduced by the percent of premium charge.

                                                                          Page 6
4. Premiums (continued)

Allocation of Net Premiums--The initial net premium and any additional premium paid before the policy is issued will be allocated based on the Initial Allocation specified on Page 3. On the Allocation Date listed on Page 3, the assets will be allocated to the subaccounts of the Separate Account or to the Fixed Account as directed by the Owner in the application for this policy. Subject to and in accordance with the provisions of this policy, subsequent net premiums will be allocated as directed by the Owner to the subaccounts of the Separate Account and the Fixed Account set forth in the Additional Policy Specifications. The Owner may change the allocation of future premium payments at any time. Allocations must be in whole number percentages.

Continuation of Insurance--The insurance provided under this policy, including benefits provided by any supplemental agreements attached to this policy, will continue, subject to the grace period provision, in accordance with the provisions of this policy and any such supplemental agreements for as long as the values in this policy are sufficient to keep it in force.

No-Lapse Premium--The No-Lapse Premium is the amount stated on Page 3. If, on a Monthly Anniversary prior to the No-Lapse Date shown on Page 3, the sum of all premiums paid on this policy, reduced by any partial surrenders, is greater than or equal to the No-Lapse Premium multiplied by the number of months since the Policy Date, this policy will not then lapse as a result of a Net Cash Surrender Value insufficient to pay the Monthly Deduction for the following month. This provision will not prevent the termination of this policy when indebtedness exceeds the Cash Surrender Value in accordance with the indebtedness provision of the Policy Loans Section of this policy.

A change in the Specified Amount, the addition or deletion of a supplemental agreement to this policy, or a change in the rate class of the Insured prior to the No-Lapse Date shown on Page 3 may result in a change in the No-Lapse Premium and may change the No-Lapse Date.

Grace Period--If, on a Monthly Anniversary prior to the No-Lapse Date shown on Page 3:

(a) the Net Cash Surrender Value is insufficient to cover the Monthly Deduction for the following policy month and,
(b) the sum of all premiums paid on this policy, reduced by any partial surrenders, is less than the No-Lapse Premium shown on Page 3 multiplied by the number of elapsed months since the Policy Date;

then a grace period of 61 days will be allowed for the payment of a premium sufficient to keep this policy in force. If, on a Monthly Anniversary on or after the No-Lapse Date shown on Page 3, the Net Cash Surrender Value is insufficient to cover the Monthly Deduction for the following month, a grace period of 61 days will be allowed for the payment of a premium sufficient to pay the Monthly Deduction.

Notice of the amount of premium required to be paid during the grace period to keep this policy in force will be sent at the beginning of the grace period to the last known address of the Owner and of any assignee on record. The grace period will end 61 days after the notice is sent. This policy will remain in force during the grace period.

5. Lapse and Reinstatement

Lapse--If a premium sufficient to keep this policy in force is not paid during the grace period, this policy will lapse at the end of the grace period. At lapse this policy will terminate without value and cease to be in force. Any deduction for the Cost of Insurance after termination will not be considered a reinstatement of the policy nor a waiver by the Company of the termination.

Reinstatement--This policy may be reinstated within five years after lapse. A reinstatement is subject to:

(a)  the submission of evidence of insurability satisfactory to the Company;
(b) the payment or reinstatement of any indebtedness which existed at the end of the grace period; and

(c) the payment of a premium sufficient to cover (i) the Monthly Deductions for the grace period, (ii) any unpaid No-Lapse Premiums to the date of reinstatement, and (iii) the Monthly Deductions or, if applicable, the No-Lapse Premiums for two policy months after reinstatement.

The effective date of a reinstatement will be the date of approval by the Company of the application for reinstatement. Such application will be attached to and made a part of the reinstated policy.

The policy value on the date of reinstatement is the sum of:

(a)  the policy value at the beginning of the grace period of lapse;
(b) interest on (a) at the guaranteed interest rate until the date of reinstatement;
(c)  any dividend credited to the policy since the date of lapse;
(d) interest on (c) at the guaranteed interest rate until the date of reinstatement; and
(e) the payment made upon reinstatement reduced by the percent of premium charge less the sum of:

(a)  the Monthly Deductions for the grace period;
(b) interest on (a) at the guaranteed interest rate until the date of reinstatement; and
(c) the Monthly Deduction for the policy month following the date of reinstatement.

The surrender charge set forth in the Surrender of Policy Section will be applicable to any surrender of this policy following reinstatement.

Any indebtedness which is reinstated will be subject to loan interest as set forth in the Policy Loans Section.

Following reinstatement, the provisions of No-Lapse Premium set forth in the Premiums Section will again be applicable until the No-Lapse Date shown on Page 3 if sufficient premium is paid so that, as of the effective date of reinstatement, the sum of all premiums paid, reduced by any partial surrenders, is greater than the No-Lapse Premium multiplied by the number of elapsed months since the Policy Date.

6. The Separate Account

The Separate Account--The Separate Account named on Page 3 was established by the Company for this and other variable life insurance policies. The Separate Account is divided into subaccounts for the investment of assets in shares of the funds specified in the Additional Policy Specifications. The Company owns the assets of the Separate Account. The assets of each subaccount of the Separate Account equal to the reserves and other contract liabilities with respect to the subaccount are not chargeable with liabilities arising out of any other business the Company may conduct.

Income and realized and unrealized gains and losses from the assets held in each subaccount are credited to or charged against the subaccount without regard to the income, gains or losses in other investment accounts of the Company. Shares of a fund held in a subaccount are valued at current net asset value on each business day.

Shares of a fund held in a subaccount will be redeemed at current net asset value to make transfers, pay benefits and cover applicable charges and deductions. Any dividend or capital gain distribution from a fund will be reinvested in shares of that fund.

Substitution of Investment--If investment in a subaccount should no longer be possible or, in the judgment of the Company, investment in a subaccount becomes inappropriate to the purposes of the policy, or if in the judgment of the Company, investment in another subaccount or insurance company separate account is in the interest of owners of this class of policies, the Company may substitute another subaccount or insurance company separate account. Substitution may be made with respect to existing investments and the investment of future net premiums.

                                                                          Page 8
6. The Separate Account(continued)

Substitution will be subject to the approval of the Insurance Department of the jurisdiction in which this policy is delivered and all other approvals required under applicable law.

Transfers--Subject to and in accordance with the provisions of this policy, at any time after the Allocation Date listed on Page 3, amounts may be transferred among the subaccounts of the Separate Account and the Fixed Account, provided that:

(a) the minimum amount which may be transferred is $250 or, if less, the full amount held in the subaccount or the Fixed Account;
(b) for partial transfers, the amount remaining in a subaccount or the Fixed Account must be at least $250; and
(c) the first 12 transfers per policy year will be allowed free of charge; thereafter, a $10 transfer charge may be deducted from the amount transferred.

7. The Fixed Account

The Fixed Account--Amounts allocated or transferred to the Fixed Account under this policy become a part of the general account assets of the Company. Subject to applicable law and regulation, investment of general account assets is at the sole discretion of the Company.

Interest--Amounts held in the Fixed Account will be credited with interest at rates determined by the Company as described in the Determination of Nonguaranteed Factors provision in the Policy Value Section. Different rates will normally apply to the Policy Loan Account. In no event will the rate of interest credited be less than the effective annual guaranteed interest rate listed on Page 3.

Amounts allocated or transferred to the Fixed Account will be credited with interest at an effective annual rate declared by the Company. The declared rate will apply from the date of allocation or transfer through the end of the twelve month period which begins on the first day of the calendar month in which the allocation or transfer is made. Thereafter, interest will be credited on such amount for successive twelve month periods at the declared effective annual rate then applicable to new allocations to the account made as of the beginning of each such period.

Transfers--Subject to and in accordance with the provisions of this policy, including the Transfers provision of the Separate Account Section:

(a) an amount held in the Fixed Account may be transferred to one or more subaccounts only during the period which is not more than thirty days immediately following the end of each policy year;
(b) the maximum amount that may be transferred out of the Fixed Account is limited to the greater of $5,000 or 25% of the accumulated value of the Fixed Account; and
(c) the amount that may be transferred excludes any amount held in the Policy Loan Account.

8. Policy Value

Policy Value-- On the Policy Date the Policy Value is the initial premium paid less the sum of (a) the percent of premium charge, and (b) the Monthly Deduction for the first policy month. On each Monthly Anniversary while this policy is in force, the Policy Value is the sum of (a) the current market value of each subaccount and (b) the value of the Fixed Account, after deduction of the Monthly Deduction for the next policy month; and (c) the value of the Policy Loan Account.

On any date other than the Policy Date or a Monthly Anniversary, the Policy Value will be the sum of (a) the current market value of each subaccount (b) the value of the Fixed Account; and (c) the value of the Policy Loan Account.

Monthly Deduction--The Monthly Deduction is the sum of:

(a) the Cost of Insurance for the policy month;
(b) the monthly expense charge(s);
(c) the Mortality and Expense Risk Face Amount charge;
(d) the Mortality and Expense Risk Asset charge; and
(e) the Cost of Insurance and any other applicable monthly charge for the policy month for any benefits provided by a supplemental agreement made a part of this policy.

The Monthly Deductions will be deducted on the Policy Date and on each Monthly Anniversary from the subaccounts and the Fixed Account on a pro-rata basis. However, no monthly deductions will be deducted from the Policy Loan Account.

Net Amount at Risk. The Net Amount at Risk is equal to the Basic Death Benefit at the beginning of the policy month, divided by the Death Benefit Discount Factor, minus the Policy Value at the beginning of the Policy month before the Monthly Deduction.

If the Specified Amount does not include Policy Value, the Policy Value will be allocated to the initial Specified Amount segment in order to determine the Net Amount at Risk.

If there have been any increases in the Specified Amount, the Policy Value will be allocated to the initial Specified Amount segment for determining the Net Amount at Risk. If the Policy Value exceeds the initial Specified Amount, the excess will be allocated to the increases in Specified Amount in the order of the increases. Any increases in the Basic Death Benefit in order to maintain the required minimum margin between the Basic Death Benefit and the Policy Value will be allocated to the most recent increase in Specified Amount.

Cost of Insurance--The Cost of Insurance is determined on a monthly basis. It is determined separately for the initial segment as well as for each additional segment created as the result of an increase in the Specified Amount. The Cost of Insurance for a policy month is calculated as the sum of (a) multiplied by
(b) for each segment where:

(a) is the applicable Cost of Insurance Rate divided by 1,000; and
(b) is the Net Amount of Risk for that segment.

Cost of Insurance Rate--The Base Cost of Insurance Rate is based on the attained age, rate class and policy duration of the Insured. The Cost of Insurance Rate will be determined by the Company as described in the Determination of Nonguaranteed Factors provision. However, the rates will not exceed those shown in the Additional Policy Specifications. Such maximum rates are based on the 1980 CSO SB or 1980 CSO NB Mortality Tables, Age Nearest Birthday.

Expense Charges--The actual expense charges will be determined by the Company as described in the Determination of Nonguaranteed Factors provision. However, these actual expense charges will not exceed the maximum expense charges stated on Page 3.

Mortality and Expense Risk Face Amount Charge -- The actual Mortality and Expense Risk Face Amount Charge will be determined by the Company as described in the Determination of Nonguaranteed Factors provision. However, this actual Mortality and Expense Risk Face Amount Charge will not exceed the maximum stated on Page 3.

Mortality and Expense Risk Asset Charge -- The actual Mortality and Expense Risk Asset Charge will be determined by the Company as described in the Determination of Nonguaranteed Factors provision. However, these actual Mortality and Expense Risk Asset Charge will not exceed the maximum stated on Page 3.

Determination of Nonguaranteed Factors---Cost of Insurance Rates, Percent of Premium Charges, Expense Charges, Mortality and Expense Risk Face Amount, Mortality and Expense Risk Asset Charge, and Interest Rates will be determined by the Company based on expectations as to future mortality, investment, expense and persistency experience. The Company will not adjust such rates or charges as a means of recovering prior losses nor as a means of distributing prior profits.

Variable Accumulation Values--At any valuation time, the current market value of a subaccount is determined by multiplying that subaccount's accumulation unit value times the number of subaccount units held under this policy.

The number of accumulation units is determined by dividing the amount allocated to the subaccount by the subaccount's accumulation unit value for the Valuation Date when the allocation is made.

The number of subaccount accumulation units will increase when:
(a) net premiums are allocated to that subaccount;
(b) amounts are transferred to that subaccount; and
(c) policy loans are repaid and credited to that subaccount.

The number of subaccount accumulation units will decrease when:

(a) a pro-rata portion of the monthly deduction is deducted from that subaccount;
(b) a policy loan is taken from that subaccount;
(c) policy loan interest is not paid when due and is taken from that subaccount;
(d) an amount is transferred from that subaccount; and
(e) a partial surrender, including the partial surrender charge, is taken from that subaccount.

Valuation Period--As used in this policy, Valuation Period is the interval from one valuation time to the next valuation time. Valuation time is the time as of which each underlying investment company determines the net asset value of its shares.

Value of Each Accumulation Unit--For each subaccount of the Separate Account, the value was arbitrarily set at $10 when the subaccount was established. The value may increase or decrease from one valuation period to the next. For any valuation period the value is:

The value of an Accumulation Unit for the prior valuation period multiplied by the net investment factor for that subaccount for the current valuation period.

Net Investment Factor--As used in this policy, Net Investment Factor is an index used to measure the investment performance of a subaccount from one valuation period to the next. For any subaccount, the net investment factor for a valuation period is found by dividing (a) by (b):

Where (a) is

The net asset value per share of the mutual fund held in the subaccount, as of the end of the valuation period plus

The per-share amount of any dividend or capital gain distributions by the mutual fund if the "ex-dividend" date occurs in the valuation period.

Where (b) is

The net asset value per share of the mutual fund held in the subaccount as of the end of the last prior valuation period.



Fixed Account Value--At any valuation time the value of the Fixed Account is

(a) the total of net premiums allocated to the Fixed Account; plus
(b) any transfers to the Fixed Account; plus
(c) any repaid policy loan credited to the Fixed Account; plus
(d) interest credited to the Fixed Account.
      less:

(a) the portion of the Monthly Deduction deducted pro-rata from the Fixed
    Account;
(b) the amount of any transfers from the Fixed Account;
(c) the amount of any partial surrender, including the partial surrender charge, taken from the Fixed Account;
(d) the amount of any policy loan taken from the Fixed Account; and
(e) unpaid policy loan interest taken from the Fixed Account.

Fixed Account Value Reductions--Monthly deductions, transfers and partial surrenders will reduce the portion of the Fixed Account Value which results from the most recent allocation to the Fixed Account. A policy loan will be secured by the portion of the Net Policy Value assigned to the Policy Loan Account.

Computation of Values--All policy values and benefits are equal to or greater than those required by the law of the jurisdiction in which this policy is delivered. A detailed statement of the method of computing reserves and Policy Values has been filed with the insurance supervisory official of that jurisdiction if required.

9. Death and Maturity Benefits

Basic Death Benefit--The Basic Death Benefit prior to the Maturity Date will be as follows:

(a) If the Specified Amount includes the Policy Value, as shown on Page 3, the Basic Death Benefit will be equal to the greater of:
     (1) the Specified Amount; or
     (2) the Policy Value multiplied by an attained age factor shown in Table of Death Benefit Factors.

(b) If the Specified Amount does not include the Policy Value, as shown on Page 3, the Basic Death Benefit will be equal to the greater of;
     (1) the Specified Amount plus the Policy Value; or
     (2) the Policy Value multiplied by an attained age factor shown in Table of Death Benefit Factors.

Amount of Death Benefit--The Death Benefit payable at the death of the Insured while this policy is in force will be equal to the sum of:

(a)  the Basic Death Benefit on the date of death;
(b)  any dividend payable at death; and
(c) any benefit provided by a supplemental agreement attached to the policy and payable because of the death of the Insured.

less the sum of:

(a)  any indebtedness on this policy at the time of the death of the Insured;
     and
(b) if the death of the Insured occurs during a grace period, the past due Monthly Deductions.

Suicide Exclusion--If the Insured dies by suicide, while sane or insane, within two years from the Date of Issue, the Death Benefit will be limited to the premiums paid less any indebtedness and any partial surrenders.

If the Insured dies by suicide, while sane or insane, within two years from the effective date of any increase in the Specified Amount, the Death Benefit with respect to that increase in the Specified Amount will be limited to the Monthly Deductions made for that increase.

If the Insured dies by suicide, while sane or insane, within two years from the effective date of a reinstatement of this policy, the Death Benefit will be limited to the premiums paid since the reinstatement less any policy loans and partial surrenders made since reinstatement.

Payment of Death Benefit--The Death Benefit will be paid to the Beneficiary in one sum or, if elected, under an income payment option. If part or all of the Death Benefit is paid in one sum, the Company will pay interest on this sum from the date of death to the date of payment. The interest rate will be determined each year by the Company, but will not be less than a rate of 3% per year compounded annually, or such higher rate as may be required by law.

Amount of Maturity Benefit--The Maturity Benefit payable if the Insured is living on the Maturity Date and if this policy is then in force will be equal to the Net Policy Value on that date.

Payment of Maturity Benefit--The Maturity Benefit will be paid to the Owner in one sum or, if elected, under an Income Payment Option.

10. Policy Loans

Policy Loans--The Owner may obtain a loan while this policy is in force during the life of the Insured. The loan, plus any existing indebtedness, may not be greater than the Loan Value of this policy on the date of the loan. The minimum loan is $250.

Loan Value--The Loan Value of this policy on any date is equal to 90% of the Cash Surrender Value.

Loan Interest--Loans will bear interest at the loan interest rate listed on Page
3. Loan interest is due and payable at the end of each policy year. If the interest is not paid when due it will be added to the loan. It will then bear interest at the rate of interest on loans.

Indebtedness--Indebtedness means outstanding loans on this policy plus any loan interest due or accrued. Indebtedness may be repaid in full or in part at any time while this policy is in force during the life of the Insured.

Excess Indebtedness--This policy is the only security for indebtedness on it. If, at any time, the indebtedness is greater than the Cash Surrender Value, a notice of pending termination will be mailed to the last known address of the Owner and of any assignee on record. If the excess indebtedness is not paid to the Company, this policy will terminate 61 days after the notice is mailed.

Policy Loan Account--When a loan is made, an amount equal to the amount of the loan will be withdrawn from the assets held under this policy in subaccounts of the Separate Account and in the Fixed Account and the amount will be placed in the Policy Loan Account included within the Fixed Account. Subject to and in accordance with the provisions of this policy withdrawals will be made from the subaccounts and the Fixed Account on a pro-rata basis unless otherwise directed by the Owner. The Policy Loan Account will be credited with interest. The rate of interest will be determined each year by the Company but will not be less than the Policy Loan Account Rate listed on Page 3. Any repayment of indebtedness will be withdrawn from the Policy Loan Account and reallocated to the subaccounts and the Fixed Account as directed by the Owner. Except for such repayment of indebtedness, no transfers or partial surrenders may be made from the Policy Loan Account.

11. Surrender of Policy

Surrender--The Owner may surrender this policy for its Net Cash Surrender Value by filing a written request with the Company. The Net Cash Surrender Value may be taken in one sum or it may be left with the Company under an income payment option. This policy will terminate and cease to be in force if it is surrendered for one sum.

Net Cash Surrender Value--The Net Cash Surrender Value is the Net Policy Value decreased by any surrender charge.

Net Policy Value--The Net Policy Value is the Policy Value decreased by any indebtedness on this policy.

Cash Surrender Value--The Cash Surrender Value is the Policy Value decreased by any surrender charge.

Surrender Charge--The surrender charge for the initial Specified Amount is determined by multiplying (a) times the sum of (b) plus (c), where:

(a) is the appropriate surrender factor from the Table of Surrender Factors determined from the Policy Date;
(b) is 25% of the lesser of:
    (i)  the sum of all premiums paid on this policy; and
    (ii) the maximum surrender charge premium as shown on Page 3; and
(c) is the Per $1,000 Surrender Charge from the Table of Per $1,000 Surrender Charges for the insurance age of the Insured multiplied by the initial Specified Amount divided by 1,000.

The surrender charge for each increase in the Specified Amount is based on the amount of the increase and on the attained age of the Insured at the time of the increase. The surrender charge is determined by multiplying (a) times (b), where:

(a) is the appropriate surrender factor from the Table of Surrender Factors determined from the effective date of the increase;
(b) is the Per $1,000 Surrender Charge from the Table of Per $1,000 Surrender Charges for the attained age of the Insured as of the effective date of the increase multiplied by the increase in the Specified Amount divided by 1,000.

Partial Surrender--The Owner may make a partial surrender of this policy for any portion of the Net Cash Surrender Value which exceeds $1,000 by filing a written request with the Company. However, no partial surrender may be made for less than $250 and no more than four partial surrenders may be made under this policy in any policy year. No partial surrender may be made in the first five policy years which would reduce the Specified Amount to less than $50,000. A charge of

2% of the amount surrendered, but not more than $25 will be made for each partial surrender. The charge will be deducted from the available Net Cash Surrender Value and will be considered part of the partial surrender.

Any partial surrender will reduce the Policy Value by the amount of the partial surrender. If the Specified Amount includes the Policy Value, the Specified Amount will be reduced by the amount of the partial surrender that exceeds the difference between the Death Benefit and the Specified Amount. In those instances, the Specified Amount will be reduced in the following order:

(a) The most recent increase in the Specified Amount, if any, will be decreased first.
(b) The next most recent increases in the Specified Amount, if any, will then be successively decreased.
(c)  The initial Specified Amount will then be decreased.

Partial surrenders will be deducted from the subaccounts and the Fixed Account as directed by the Owner, provided that the minimum amount remaining in a subaccount or the Fixed Account as a result of the allocation is $250. If no allocation is directed, the partial surrender will be deducted from the subaccounts and the Fixed Account on a pro-rata basis.

The surrender charge will not be reduced as a result of a partial surrender.

12. Policy Changes

Right to Make Change--At any time while this policy is in force after the first policy year, the Owner may request changes as set forth in this section. No change will be permitted that would result in the Death Benefit under this policy not being excludable from gross income due to not satisfying the requirements of Section 7702 of the Internal Revenue Code of 1986, as amended, or as set forth in any applicable successor provision thereto. In addition, each change is subject to the conditions stated. This policy will be amended as the result of any such change.

Increase in Specified Amount--An increase in Specified Amount must be applied for on a written application and is subject to the Company's underwriting guidelines in effect at the time of the increase. Evidence of insurability satisfactory to the Company must be submitted.

Decrease in Specified Amount--Any decrease in the Specified Amount must be at least $5,000. The Specified Amount may not be decreased to less than $50,000. No decrease may be made in the first year following the effective date of an increase in the Specified Amount.

Any decrease in the Specified Amount will become effective on the Monthly Anniversary that coincides with or next follows the receipt by the Company of the request. The decrease in the Specified Amount will be in the following order:

(a) The most recent increase in the Specified Amount, if any, will be decreased first.
(b) The next most recent increases in the Specified Amount, if any, will then be successively decreased.
(c) The initial Specified Amount will then be decreased.

The surrender charge will not change as a result of a decrease in the Specified Amount. No surrender charge will be deducted from the Policy Value upon a decrease in the Specified Amount.

Change in Specified Amount Option--If the Specified Amount does not include the Policy Value, a request may be made to change this policy so that the Specified Amount includes the Policy Value. The Specified Amount after the change will be equal to the Specified Amount before the change plus the Policy Value on the date of the change. The effective date of the change will be the Monthly Anniversary that coincides with or next follows the date of receipt by the Company of the request to make the change.

If the Specified Amount includes the Policy Value, a request may be made to change this policy so that the Specified Amount does not include the Policy Value. The Specified Amount after the change will be equal to the Specified Amount before the change less the Policy

Value on the date of the change. Evidence of insurability satisfactory to the Company may be required. Such evidence will be attached to and made a part of the policy. The effective date of the change will be the Monthly Anniversary that coincides with or next follows the date of receipt by the Company of the request to make the change.

The Specified Amount after the change must be at least $50,000. No more than one change in the Specified Amount Option may be made in any policy year.

13. Transfer to Fixed Account

At any time within the first 24 policy months while this policy is in force during the life of the Insured, the Owner may transfer all amounts held in subaccounts of the Separate Account to the Fixed Account without restriction, minimum or charge. Following such transfer, no future premiums may be allocated to subaccounts of the Separate Account and no transfers may be made to the subaccounts.

14. Owner and Beneficiary

Owner--The Owner of this policy is as stated in the application unless changed by a subsequent owner designation or assignment. While this policy is in force before the death of the Insured, the Owner may exercise all of the rights in it without the consent of any other person.

Beneficiary--The Beneficiary of this policy is as stated in the application unless changed by a subsequent beneficiary designation on a form provided by the Company. If no other provision is made, the interest of a Beneficiary who dies before the death of the Insured will pass to the Owner.

Change of Owner or Beneficiary--The Owner may transfer ownership or change the Beneficiary by filing a written designation at the Home Office on a form provided by the Company. The designation will take effect as of the date it is signed by the Owner, subject to any action taken by the Company prior to the time that the designation is received at the Home Office. Unless otherwise stated in a designation, the following rules will apply to terms of kinship:

(a) A legally adopted child of any person will be considered the child of the adopting parent.
(b) The brothers and sisters of a person will include those who have only one parent in common with the person, but will not include stepbrothers or stepsisters.
(c) Any reference to children will not include stepchildren and any reference to parents will not include stepparents.

Assignment--The Owner may assign this policy while it is in force during the life of the Insured. The rights of the Owner and of any Beneficiary will be subject to the rights of an assignee under the terms of an assignment. No assignment will bind the Company until the original or a copy signed by the Owner, on a form provided by the Company, has been filed at the Home Office. The Company is not responsible for the effect or the validity of any assignment.

15. General Provisions

The Contract--This policy and the application for it constitute the entire contract. A copy of the application is attached to this policy. Only the President, a Vice President, the Secretary, the Chief Actuary, Actuary or an Associate Actuary may, on behalf of the Company, modify this policy or waive any of its conditions.

No agent is authorized to modify this contract or to make any promise as to the future payment of dividends or interest.

At any time the Company may make such changes in this policy as are necessary
(i) to assure compliance at all times with the definition of life insurance prescribed by federal income tax law, or (ii) to make the policy conform with any law or regulation issued by any government agency to which it is subject. Any such change may, however, be accepted or rejected by the Owner.

Incontestability--All statements made in the application for this policy are representations and not warranties. No statement will void this policy or be used to contest a claim under it unless the statement is contained in a written application, a copy of which is attached to and made a part of this policy.

This policy will be incontestable after it has been in force during the life of the Insured for two years from the Date of Issue. Any increase in the Specified Amount will be incontestable with respect to statements made in the evidence of insurability for that increase after the increase has been in force during the life of the Insured for two years from its effective date.

This policy will be incontestable with respect to statements made in an application for reinstatement after it has been in force during the life of the Insured for two years from the effective date of the reinstatement.

Duration of Coverage--The duration of coverage under this policy will depend on the amount, timing and frequency of premium payments; changes in the Specified Amount or benefits; the interest rates credited or investment return; the cost of insurance rates charged; and the amount and timing of any partial surrenders or policy loans.

Participation--This policy will participate in divisible surplus while it is in force except as stated in the Income Payment Options Section. The share of such surplus, if any, to be apportioned to this policy as a dividend will be determined each year by the Company. Any dividend will be allocated to subaccounts of the Separate Account as directed by the Owner, unless the Owner elects to have it paid in cash. No divisible surplus is expected to be apportioned to this policy in the foreseeable future.

Policy Date--The Policy Date shown on Page 3 is the date from which policy years, months and anniversaries are determined.

Monthly Anniversary--The Monthly Anniversary is the day in each calendar month which is the same day of the month as the Policy Date.

Age--The age shown on Page 3 is the insurance age of the Insured. This is the age of the Insured on the birthday nearest the Policy Date. Attained age means the insurance age of the Insured increased by the number of whole years and months after the Policy Date.

Misstatement of Age--If the age of the Insured has been misstated, the Death Benefit under this policy will be the amount which would have been provided by the most recent Cost of Insurance charge at the correct age.

Policy Payments--All payments by the Company under this policy are payable at the Home Office. The Company may require the return of this policy upon surrender for the Net Cash Surrender Value or payment of the Death Benefit.

Deferment of Transactions--The Company may defer payment from the subaccounts of a partial surrender or of the Net Cash Surrender Value, may defer making a loan, may defer payment of any portion of the Death Benefit in excess of the Specified Amount and may defer transfer from assets held in subaccounts of the Separate Account under any of the following conditions:

(a) The New York Stock Exchange is closed (other than customary weekend and holiday closings).
(b)  Trading on the New York Stock Exchange is restricted.
(c) An emergency exists such that it is not reasonably practical to dispose of securities held in the Separate Account or to determine the value of its assets.
(d) The Securities and Exchange Commission by order so permits for the protection of securityholders.

Conditions in (b) and (c) will be decided by, or in accordance with rules of, the Securities and Exchange Commission.

The Company may defer payment from the Fixed Account of a partial surrender, of the Net Cash Surrender Value, or of a policy loan for up to six months from the date we receive a written request. However, a partial surrender or policy loan to pay a premium due on a policy of the Company will not be deferred. If the payment is deferred for 30 days or more, it will bear interest at a rate of 3% per year compounded annually while it is deferred, or such higher rate as may be required by law.

Annual Report--Each year a report will be sent to the Owner which shows the current policy values, premiums paid and deductions made since the last report, any outstanding policy loans, and any other information required by the Insurance Department of the jurisdiction in which this policy is delivered.

Deferral of Maturity--Upon the written request of the Owner, this policy will continue in force beyond the Maturity Date. Thereafter, the Death Benefit will be the Net Policy Value.

16. Income Payment Options

Election of Income Payment Option--An income payment option may be elected in place of a one sum payment of any amount payable upon the death of the Insured or upon surrender. The Owner may elect an income payment option or change a previous election while this policy is in force during the life of the Insured. If no election is in effect on the date that the Death Benefit becomes payable, the person entitled to such benefit may elect an income payment option. The option must be elected before any payment has been made and within one year after the date on which the benefit becomes payable.

The amount applied under an income payment option must be at least $5,000. No election may provide for income payments of less than $50 each.

Option 1--Interest Income--The Company will hold the amount applied at interest. Interest will be paid monthly, quarterly, semiannually or annually.

Option 2--Income for a Fixed Period--The Company will pay the amount applied, with interest, in equal monthly payments for a fixed period. The fixed period may not be greater than 30 years.

Option 3--Income of a Fixed Amount--The Company will make payments of a fixed amount until the total amount applied, with interest, has been paid. The payments may be made monthly, quarterly, semiannually or annually. The final payment may be less than the fixed amount. The total of the payments to be made each year must be at least $75 for each $1,000 applied.

Option 4--Life Income--The Company will pay equal monthly payments during the life of the option annuitant.

Option 5--Life Income with Guaranteed Period--The Company will pay equal monthly payments for a stated guaranteed period and thereafter during the life of the option annuitant. The guaranteed period may be 5 years, 10 years or 20 years. In the event that the monthly income at any age is the same for different guaranteed periods, the longest guaranteed period that could have been elected for the same monthly income at that age will be deemed to have been elected.

Option 6--Life Income with Refund Period--The Company will pay equal monthly payments during the life of the option annuitant. If necessary, the payments will continue after the death of the option annuitant until the total of all payments made, including a smaller final payment, if required, equals the total amount applied.

Option 7--Joint and Survivor Life Income--The Company will pay equal monthly payments during the joint life of two option annuitants and thereafter during the life of the survivor.

Income Amount--Participation--The income under Options 1 and 2 will be based on interest at a rate of 3% per year compounded annually. The unpaid balance of the amount applied under Option 3 will be credited with interest at a rate of 3% per year compounded annually. Options 1, 2 and 3 will participate in divisible surplus by the payment or crediting of additional interest in such amount, if any, as determined each year by the Company. Additional interest will increase the income payments under Options 1 and 2. Additional interest will lengthen the period during which payments are made under Option 3.

In no event will the monthly income under these life income options be less than the income stated in the Income Payment Option Tables. The tables are based on the Annuity 2000 Basic Table, without projections, 50% male/50% female. Options 4, 5, 6 and 7 will not participate in divisible surplus.

Income Period--The income period under an option will begin on the date of death of the Insured or the date of surrender. Income payments under Options 1 and 3 will be made at the end of the payment interval. Income payments under Options 2, 4, 5, 6 and 7 will be made at the beginning of the payment interval.

Option Annuitant--Option annuitant means a natural person on whose life the income payments under Options 4, 5, 6 and 7 are based.

The Company may require proof of the age of the continued life of an option annuitant. If the age of an option annuitant has been misstated, an appropriate adjustment will be made in the income payments.

Withdrawal Privilege--Unless the election states otherwise, the payee under an income payment option may:

(a) before any income payment has been made, withdraw the amount applied under the option; or
(b) withdraw the present value of the income payments to become due during any fixed, guaranteed or refund period; or
(c) withdraw the balance held under Option 1 or 3 plus any accrued interest.

There will be no right to withdraw the present value of the income payments falling due after the guaranteed or refund period under Option 5 and 6. There will be no right to withdraw the present value of any income payments under Options 4 and 7.

The Company may defer the payment of the amount withdrawn for up to six months from the date of a withdrawal request.

Present Value--The present value of the income payments under Option 2 will be based on interest at a rate of 3% per year compounded annually. The present value of the remaining income payments during a guaranteed or refund period under a life income option will be based on interest at a rate set by the Company at the time income payments are to begin.

Death of Payee--Upon the death of the payee under an income payment option, the Company will pay the following to the payee's executors or administrators unless stated otherwise in an election consented to by the Company:

(a) the balance of the amount held under Option 1 or 3 plus any accrued interest; or
(b) the present value of the income payments to become due during the fixed period under Option 2; or
(c) if the option annuitant under Option 5 or 6 has died, the present value of the income payments, if any, to become due during the guaranteed or refund period; or
(d) if any option annuitant under Option 4, 5, 6 or 7 is living, any income payments as they become due during the option annuitant's life plus, upon the death of the option annuitant under Option 5 or 6, the present value of the income payments, if any, to become due during the guaranteed or refund period.

Assignment--Creditors--The amount applied under an income payment option and the payments under the option may not be assigned and, to the extent permitted by law, will not be available to anyone who has a claim against the payee.

17. Income Payment Option Table

Amount of income provided by each $1,000 applied under an income payment option Option 1--Interest Income

                                             Option 2--Income for Fixed Period of Years
----------------------------------------------------------------------------------------------------------------------------
                                                               Monthly                   Monthly                   Monthly
   Payment Interval          Amount                  Years     Income         Years      Income         Years      Income
----------------------------------------------------------------------------------------------------------------------------
                                                      1        $84.47           11       $8.86             21       $5.32
   Annually                  $30.00                   2         42.86           12        8.24             22        5.15
                                                      3         28.99           13        7.71             23        4.99
   Semiannually               14.89                   4         22.06           14        7.26             24        4.84
                                                      5         17.91           15        6.87             25        4.71
   Quarterly                   7.42                   6         15.14           16        6.53             26        4.59
                                                      7         13.16           17        6.23             27        4.47
   Monthly                     2.47                   8         11.68           18        5.96             28        4.37
                                                      9         10.53           19        5.73             29        4.27
                                                     10          9.61           20        5.51             30        4.18
----------------------------------------------------------------------------------------------------------------------------

                                                                         Page 18
17. Income Payment Option Table(continued)

 "Age" as used in the tables for Options 4, 5, 6 and 7 means an adjusted age determined in the following manner from the actual age of the Annuitant on the birthday nearest the date of the first payment:

               Date of First Payment              Adjusted Age
               Before calendar year 2010      Actual Age
               2010-2019                      Actual age decreased by 1
               2020-2029                      Actual age decreased by 2
               2030 and later                 Actual age decreased by 3

Options 4, 5 and 6--Monthly Life Income
----------------------------------------------------------------------
             Option 4               Option 5              Option 6
   Age of   _________ __________________________________  __________
   Option                20 Year     10 Year     5 Year     with
   Annui-      Life    Guaranteed  Guaranteed  Guaranteed  Refund
    tant      Income     Period      Period      Period    Period
            Male Female Male Female Male Female Male Female Male Female

----------------------------------------------------------------------
   15 and
    under  $2.91 $2.84 $2.90 $2.84 $2.91 $2.84 $2.91 $2.84 $2.89 $2.83
     16     2.92  2.85  2.91  2.85  2.92  2.85  2.92  2.85  2.91  2.85
     17     2.94  2.87  2.93  2.86  2.93  2.87  2.94  2.87  2.92  2.86
     18     2.95  2.88  2.94  2.88  2.95  2.88  2.95  2.88  2.94  2.87
     19     2.97  2.90  2.96  2.89  2.97  2.89  2.97  2.90  2.95  2.89

     20     2.99  2.91  2.98  2.91  2.98  2.91  2.99  2.91  2.97  2.90
     21     3.00  2.93  3.00  2.92  3.00  2.92  3.00  2.93  2.99  2.92
     22     3.02  2.94  3.01  2.94  3.02  2.94  3.02  2.94  3.00  2.93
     23     3.04  2.96  3.03  2.95  3.04  2.96  3.04  2.96  3.02  2.95
     24     3.06  2.98  3.05  2.97  3.06  2.97  3.06  2.97  3.04  2.96

     25     3.08  2.99  3.07  2.99  3.08  2.99  3.08  2.99  3.06  2.98
     26     3.10  3.01  3.09  3.01  3.10  3.01  3.10  3.01  3.08  3.00
     27     3.13  3.03  3.11  3.02  3.12  3.03  3.13  3.03  3.10  3.02
     28     3.15  3.05  3.14  3.04  3.15  3.05  3.15  3.05  3.19  3.06
     29     3.17  3.07  3.16  3.06  3.17  3.07  3.17  3.07  3.15  3.06

     30     3.20  3.09  3.19  3.20  3.09  3.20  3.09  3.17  3.17  3.08
     31     3.23  3.12  3.21  3.11  3.22  3.11  3.23  3.12  3.20  3.10
     32     3.26  3.14  3.24  3.13  3.25  3.14  3.25  3.14  3.22  3.12
     33     3.29  3.17  3.27  3.16  3.28  3.16  3.28  3.17  3.25  3.15
     34     3.32  3.19  3.30  3.18  3.31  3.19  3.32  3.19  3.28  3.17

     35     3.35  3.22  3.33  3.21  3.34  3.22  3.35  3.22  3.31  3.20
     36     3.38  3.25  3.36  3.23  3.38  3.24  3.38  3.25  3.34  3.22
     37     3.42  3.28  3.39  3.26  3.41  3.27  3.42  3.28  3.37  3.25
     38     3.46  3.31  3.42  3.29  3.45  3.31  3.46  3.31  3.40  3.28
     39     3.50  3.34  3.46  3.32  3.49  3.34  3.49  3.34  3.44  3.31

     40     3.54  3.38  3.50  3.35  3.53  3.37  3.54  3.37  3.47  3.34
     41     3.58  3.41  3.53  3.39  3.57  3.41  3.58  3.41  3.51  3.37
     42     3.63  3.45  3.57  3.42  3.62  3.44  3.62  3.45  3.55  3.41
     43     3.68  3.49  3.62  3.46  3.66  3.48  3.67  3.49  3.59  3.44
     44     3.73  3.53  3.66  3.50  3.71  3.52  3.72  3.53  3.64  3.48

     45     3.78  3.57  3.70  3.54  3.76  3.57  3.77  3.57  3.68  3.52
     46     3.83  3.62  3.75  3.58  3.81  3.61  3.83  3.62  3.73  3.56
     47     3.89  3.67  3.80  3.62  3.87  3.66  3.88  3.67  3.77  3.60
     48     3.95  3.72  3.85  3.67  3.93  3.71  3.94  3.72  3.82  3.65
     49     4.01  3.77  3.90  3.71  3.99  3.76  4.01  3.77  3.88  3.69

--------------------------------------------------------------------
           Option 4              Option 5                Option 6
 Age of ____________ ________________________________  ____________
 Option                20 Year    10 Year     5 Year       with
  Annui-    Life     Guaranteed Guaranteed  Guaranteed    Refund
  tant     Income      Period     Period      Period      Period
         Male Female Male Female Male Female Male Female Male Female

--------------------------------------------------------------------

   50   $4.08 $3.83 $3.95 $3.76 $4.05 $3.81 $4.07 $3.82 $3.93 $3.74
   51    4.15  3.89  4.00  3.81  4.11  3.87  4.14  3.88  3.99  3.79
   52    4.22  3.95  4.06  3.86  4.18  3.93  4.21  3.94  4.05  3.85
   53    4.30  4.01  4.12  3.92  4.26  3.99  4.29  4.01  4.11  3.90
   54    4.38  4.08  4.18  3.97  4.33  4.06  4.37  4.08  4.18  3.96

   55    4.47  4.15  4.24  4.03  4.41  4.13  4.45  4.15  4.25  4.02
   56    4.56  4.23  4.30  4.09  4.50  4.20  4.54  4.22  4.32  4.09
   57    4.65  4.31  4.36  4.15  4.59  4.28  4.64  4.31  4.39  4.15
   58    4.75  4.40  4.43  4.22  4.68  4.36  4.74  4.39  4.47  4.23
   59    4.86  4.49  4.49  4.29  4.78  4.45  4.84  4.48  4.56  4.30

   60    4.98  4.59  4.56  4.35  4.88  4.54  4.96  4.58  4.64  4.38
   61    5.10  4.69  4.62  4.42  4.99  4.63  5.08  4.68  4.74  4.46
   62    5.23  4.80  4.69  4.49  5.11  4.73  5.20  4.79  4.83  4.55
   63    5.38  4.92  4.76  4.57  5.23  4.84  5.34  4.90  4.93  4.64
   64    5.53  5.05  4.82  4.64  5.35  4.96  5.49  5.02  5.04  4.74

   65    5.69  5.18  4.88  4.71  5.49  5.07  5.64  5.16  5.15  4.84
   66    5.86  5.32  4.95  4.78  5.62  5.20  5.80  5.29  5.27  4.95
   67    6.04  5.48  5.00  4.85  5.77  5.33  5.98  5.44  5.39  5.07
   68    6.24  5.64  5.06  4.92  5.92  5.48  6.16  5.60  5.52  5.19
   69    6.45  5.82  5.11  4.99  6.07  5.62  6.36  5.77  5.66  5.31

   70    6.67  6.01  5.17  5.05  6.23  5.78  6.56  5.96  5.80  5.45
   71    6.91  6.22  5.21  5.11  6.39  5.94  6.78  6.15  5.96  5.59
   72    7.16  6.44  5.25  5.17  6.56  6.12  7.01  6.36  6.11  5.75
   73    7.43  6.68  5.29  5.22  6.73  6.29  7.25  6.59  6.28  5.91
   74    7.72  6.94  5.33  5.27  6.91  6.48  7.50  6.83  6.46  6.08

   75    8.03  7.23  5.36  5.31  7.08  6.67  7.77  7.09  6.64  6.26
   76    8.36  7.53  5.39  5.35  7.26  6.87  8.05  7.37  6.83  6.46
   77    8.71  7.86  5.41  5.38  7.44  7.07  8.35  7.66  7.04  6.66
   78    9.09  8.22  5.43  5.41  7.61  7.27  8.66  7.97  7.25  6.88
   79    9.49  8.61  5.45  5.43  7.78  7.47  8.98  8.30  7.48  7.10

 80 and  9.92  9.03  5.46  5.45  7.95  7.67  9.32  8.66  7.71  7.35
  over


----------------------------------------------------------------------------------------------------------------------------
Option 7--Joint and Survivor Monthly Life Income
----------------------------------------------------------------------------------------------------------------------------
        Age of Female     Age of Male Option Annuitant
      Option Annuitant    45           50         55         60       62         65         70          75        80
----------------------------------------------------------------------------------------------------------------------------
             45         $3.33        $3.40      $3.45      $3.49    $3.50      $3.58      $3.52      $3.55      $3.56
             50          3.43         3.53       3.61       3.68     3.70       3.73       3.76       3.79       3.80
             55          3.52         3.65       3.78       3.88     3.92       3.97       4.04       4.08       4.01
             60          3.59         3.76       3.94       4.10     4.16       4.25       4.36       4.45       4.50
             62          3.62         3.80       4.00       4.19     4.26       4.37       4.51       4.62       4.69
             65          3.65         3.86       4.08       4.32     4.41       4.55       4.74       4.90       5.01
             70          3.69         3.93       4.21       4.52     4.65       4.84       5.16       5.43       5.64
             75          3.72         3.99       4.30       4.68     4.84       5.11       5.57       6.02       6.41
             80          3.75         4.02       4.37       4.80     5.00       5.32       5.94       6.60       7.26
----------------------------------------------------------------------------------------------------------------------------

Additional Policy Specifications

TABLE OF MONTHLY GUARANTEED PER $1,000 CHARGES

       ISSUE                     PER $1,000 CHARGE
         AGE                         NONSMOKER

                35                      0.12
                36                      0.12
                36                      0.13
                37                      0.13
                38                      0.14
                39                      0.14
                40                      0.14
                41                      0.15
                42                      0.15
                43                      0.16
                44                      0.17
                45                      0.17
                46                      0.18
                47                      0.19
                48                      0.20
                49                      0.21
                50                      0.21
                51                      0.22
                52                      0.23
                53                      0.24
                54                      0.25
                55                      0.27
                56                      0.28
                57                      0.29
                58                      0.29
                59                      0.29
                60                      0.29
                61                      0.29
                62                      0.29
                63                      0.29
                64                      0.29
                65                      0.29
                66                      0.29
                67                      0.29
                68                      0.29
                69                      0.29
                70                      0.29
                71                      0.29
                72                      0.29
                73                      0.29
                74                      0.29
                75                      0.29

POLICY NUMBER 0 000 000
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY
WILLIAM PENN
AGE 35
                                                                        PAGE 19A

Additional Policy Specifications

TABLE OF MONTHLY GUARANTEED PER $1,000 CHARGES

       ISSUE                     PER $1,000 CHARGE
         AGE                         NONSMOKER

                76                      0.29
                77                      0.29
                78                      0.29
                79                      0.29
                80                      0.29
                81                      0.29
                82                      0.29
                83                      0.29
                84                      0.29
                85                      0.29













POLICY NUMBER 0 000 000
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY
WILLIAM PENN
AGE 35

Additional Policy Specifications

TABLE OF MONTHLY GUARANTEED PER $1,000 CHARGES
FOR SUPPLEMENTAL TERM INSURANCE AGREEMENT

       ISSUE                        PER $1,000
         AGE                         NONSMOKER

                35                      0.17
                36                      0.18
                37                      0.18
                38                      0.19
                39                      0.19
                40                      0.19
                41                      0.20
                42                      0.20
                43                      0.21
                44                      0.22
                45                      0.22
                46                      0.23
                47                      0.24
                48                      0.25
                49                      0.26
                50                      0.26
                51                      0.27
                52                      0.28
                53                      0.29
                54                      0.30
                55                      0.32
                56                      0.33
                57                      0.34
                58                      0.34
                59                      0.34
                60                      0.34
                61                      0.34
                62                      0.34
                63                      0.34
                64                      0.34
                65                      0.34
                66                      0.34
                67                      0.34
                68                      0.34
                69                      0.34
                70                      0.34
                71                      0.34
                72                      0.34
                73                      0.34
                74                      0.34
                75                      0.34

POLICY NUMBER 0 000 000
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY
WILLIAM PENN
AGE 35                                                                  PAGE 19B

Additional Policy Specifications

TABLE OF MONTHLY GUARANTEED PER $1,000 CHARGES

       ISSUE                     PER $1,000 CHARGE
         AGE                         NONSMOKER

                76                      0.34
                77                      0.34
                78                      0.34
                79                      0.34
                80                      0.34
                81                      0.34
                82                      0.34
                83                      0.34
                84                      0.34
                85                      0.34


















POLICY NUMBER 0 000 000
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY
WILLIAM PENN
AGE 35

Additional Policy Specifications

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE  RATES PER $1,000

       ATTAINED                        BASE                      TERM
           AGE                         RATE                      RATE

                35                    0.1374                     0.1374
                36                    0.1444                     0.1444
                37                    0.1535                     0.1535
                38                    0.1635                     0.1635
                39                    0.1752                     0.1752
                40                    0.1877                     0.1877
                41                    0.2025                     0.2025
                42                    0.2180                     0.2180
                43                    0.2348                     0.2348
                44                    0.2518                     0.2518
                45                    0.2715                     0.2715
                46                    0.2928                     0.2928
                47                    0.3160                     0.3160
                48                    0.3405                     0.3405
                49                    0.3681                     0.3681
                50                    0.3973                     0.3973
                51                    0.4322                     0.4322
                52                    0.4717                     0.4717
                53                    0.5170                     0.5170
                54                    0.5677                     0.5677
                55                    0.6239                     0.6239
                56                    0.6855                     0.6855
                57                    0.7507                     0.7507
                58                    0.8199                     0.8199
                59                    0.8978                     0.8978
                60                    0.9848                     0.9848
                61                    1.0822                     1.0822
                62                    1.1939                     1.1939
                63                    1.3235                     1.3235
                64                    1.4706                     1.4706
                65                    1.6326                     1.6326
                66                    1.8071                     1.8071
                67                    1.9938                     1.9938
                68                    2.1920                     2.1920
                69                    2.4076                     2.4076
                70                    2.6519                     2.6519
                71                    2.9685                     2.9685
                72                    3.2524                     3.2524
                73                    3.6266                     3.6266
                74                    4.0498                     4.0498
                75                    4.5073                     4.5073
                76                    4.9962                     4.9962

POLICY NUMBER 0 000 000
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY
WILLIAM PENN
AGE 35
                                                                        PAGE 19C

Additional Policy Specifications

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE  RATES PER $1,000

        ATTAINED                        BASE                      TERM
             AGE                        RATE                      RATE


                77                    5.5110                     5.5110
                78                    6.0479                     6.0479
                79                    6.6208                     6.6208
                80                    7.2520                     7.2520
                81                    7.9595                     7.9595
                82                    8.7646                     8.7646
                83                    9.6787                     9.6787
                84                   10.6815                    10.6815
                85                   11.7578                    11.7578
                86                   12.8842                    12.8842
                87                   14.0619                    14.0619
                88                   15.2691                    15.2691
                89                   16.5250                    16.5250
                90                   17.8400                    17.8400
                91                   19.2469                    19.2469
                92                   20.7898                    20.7898
                93                   22.5373                    22.5373
                94                   24.7467                    24.7467
                95                   27.8275                    27.8275
                96                   32.7884                    32.7884
                97                   41.4578                    41.4578
                98                   57.9566                    57.9566
                99                   83.3333                    83.3333






POLICY NUMBER 0 000 000
FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY
WILLIAM PENN
AGE 35

Additional Policy Specifications

Table of Death Benefit Factors

       Attained
         Age                         Factor

         0-40                         2.50
          41                          2.43
          42                          2.36
          43                          2.29
          44                          2.22
          45                          2.15

          46                          2.09
          47                          2.03
          48                          1.97
          49                          1.91
          50                          1.85

          51                          1.78
          52                          1.71
          53                          1.64
          54                          1.57
          55                          1.50

          56                          1.46
          57                          1.42
          58                          1.38
          59                          1.34
          60                          1.30

          61                          1.28
          62                          1.26
          63                          1.24
          64                          1.22
          65                          1.20

          66                          1.19
          67                          1.18
          68                          1.17
          69                          1.16
          70                          1.15

          71                          1.13
          72                          1.11
          73                          1.09
          74                          1.07
         75-90                        1.05

          91                          1.04
          92                          1.03
          93                          1.02
         94-99                        1.01


                                                                        PAGE 19D

                                                                        Page 19E
Additional Policy Specifications

Eligible Mutual Funds

----------------------------------------------------------------------------------------------------
                                    Penn Series Funds, Inc.

        Independence Capital Management Inc             Turner Investment Partners, Inc.
                 Money Market                                    Mid Cap Growth
                 Limited Maturity Bond
                 Quality Bond                           T. Rowe Price
                 Growth Equity                                   High Yield Bond
                                                                 Flexibly Managed

        Vontobel USA                                    Wells Capital Management Inc.
                 International Equity                            Index 500

        Putnam Investment Management                    RS Investments
                 Large Cap Value                                 Emerging Growth

        Royce & Associates, Inc.                        Neuberger Berman
                 Small Cap Value                                 Mid Cap Value



        Fidelity Investments' Variable                  Neuberger Berman Advisors
        Insurance Products Fund                         Management Trust
             Fidelity Management                          Neuberger Berman
                 VIP Equity Income                               AMT Balanced
                 VIP Growth

        Fidelity Investments' Variable                  Morgan Stanley Dean Witter
        Insurance Products Fund II                      Universal Funds Inc.
             Fidelity Management                          Morgan Stanley
                 VIP II Asset Manager                            Emerging Markets Equity (Int'l)
----------------------------------------------------------------------------------------------------

Eligible Fixed Interest Option

      Penn Mutual General Account

To obtain any of the benefits under this policy, write to Penn Mutual at its Home Office, its Service Office or to its nearest agent.

Please notify Penn Mutual promptly of any change in address.

Annual Election - Penn Mutual is a mutual life insurance company. It has no stockholders. The Owner of this policy is a member of Penn Mutual while this policy is in force during the life of the Insured and before surrender of this policy. Members have the right to vote in person or by proxy at the annual election of Trustees held at the Home Office, on the first Tuesday of March. If more information is desired, it may be obtained from the Secretary.













                         Flexible Premium Adjustable
                         Variable Life Insurance Policy

                         o Death Benefit payable at death prior to Maturity Date
                         o Adjustable Death Benefit
                         o Maturity Benefit payable on Maturity Date
                         o Variable Policy Value
                         o Flexible premiums payable until Maturity Date
                         o Participating
                         o Supplemental benefits, if any, listed on Page 3


The Penn Mutual Life Insurance Company, Philadelphia, Pennsylvania 19172
VU-01(U)